                                                 Exhibit 1(a)
                                                 ------------
                                                  ( 1 of 38)


                      MCI COMMUNICATIONS CORPORATION
             Senior and/or Subordinated Medium-Term Notes Due
                    9 Months or more from Date of Issue


                          DISTRIBUTION AGREEMENT


                             February 17, 1995



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower - 10th Floor
New York, New York  10281-1310

CITICORP SECURITIES, INC.
399 Park Avenue - 7th Floor
New York, New York  10043

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York  10004

LEHMAN BROTHERS
Lehman Brothers Inc.
3 World Financial Center - 12th Floor
New York, New York  10285-1200

SALOMON BROTHERS INC
Seven World Trade Center
New York, New York 10048


Dear Sirs:

    MCI Communications Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citicorp Securities, Inc., Goldman, Sachs & Co., Lehman Brothers, Lehman Brothers Inc. (including its affiliate Lehman Government Securities Inc.) and Salomon Brothers Inc (each, an "Agent", and collectively, the "Agents") with respect to the issue and sale by the Company of its Senior Medium-Term Notes (the "Senior Notes") and Subordinated Medium-Term Notes (the "Subordinated Notes", and collectively with the Senior Notes, the "Notes"). The Senior Notes are to be issued pursuant to an indenture, dated as of

                                                 Exhibit 1(a)
                                                 ------------
                                                  ( 2 of 38)

February 17, 1995 (the "Senior Indenture"), between the Company and Citibank, N.A., as trustee (the "Senior Trustee"). The Subordinated Notes are to be issued pursuant to an indenture, dated as of October 15, 1989 (the "Subordinated Indenture", and collectively with the Senior Indenture, the "Indentures"), between the Company and Bankers Trust Company, as trustee (the "Subordinated Trustee", and collectively with the Senior Trustee, the "Trustees"). As of the date hereof, $1,502,000,000 aggregate principal amount of Senior Notes and no Subordinated Notes are outstanding, and the Company has made available for issuance up to an additional U.S. $1,000,000,000 aggregate principal amount (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign currency or currency unit as the Company shall designate at the time of issuance) of Notes through or to the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such Notes may be distributed through or sold to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

    This Agreement provide for the sale of Notes through the Agents acting as agents of the Company in soliciting purchases of the Notes, or (as may from time to time be agreed to by the Company and one or more Agents) to such Agent or Agents as prin-

cipal for resale to investors and other purchasers.

    Subject to (a) the terms and conditions stated herein and
(b) the reservation by the Company of the right to sell Notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so and to appoint, upon 30 days' prior written notice to the Agents, additional persons to serve as Agents hereunder (provided that each such additional person agrees to be bound by all of the terms and conditions of this Agreement (including the schedule of commissions set forth in Schedule A hereto)), the Company hereby (i) appoints the Agents as the exclusive agents of the Company for the purpose of soliciting purchases of the Notes from the Company by others and
(ii) agrees that whenever the Company determines to sell Notes directly to one or more of the Agents as principal for resale to others, it will enter into a Terms Agreement (as hereafter defined) relating to such sale in accordance with the provisions of Section 2(b) hereof. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent as agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason.



                                                 Exhibit 1(a)
                                                 ------------
                                                  ( 3 of 38)

    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-57155) for the registration of debt securities, including the Notes, and common stock, par value $0.10 per share, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional debt securities and in connection with which this Agreement is included as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplement relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to each Agent for such use.

    The Company may accept offers to purchase Notes through or from a person other than an Agent, provided that (i) the Company shall not have solicited such offers, (ii) the Company and such person shall have executed an agreement with respect to such purchases having the same terms and conditions (including, without limitation, commission and discount rates) with respect to such purchases as the terms and conditions that would apply to such purchases under this Agreement if such person were an Agent hereunder (which may be accomplished by incorporating by reference in such agreement the terms and conditions of this Agreement) and (iii) the Company shall notify the Agents prior to the execution of any such agreement and shall provide the Agents with a copy of such agreement promptly following the execution thereof.

SECTION 1.  Representations and Warranties.

    (a) The Company represents and warrants to each of the Agents as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether

                                                 Exhibit 1(a)
                                                 ------------
                                                  ( 4 of 38)

through an Agent as agent or to an Agent as principal), as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settle-ment Date"), and as of the times referred to in Section 6(a) hereof (each of the times referenced above being referred to hereafter as a "Representation Date"), as follows:

         (i) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the owner-ship or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

        (ii) Subsidiaries. Each subsidiary of the Company which is a significant subsidiary, as defined in Rule 405 of Regulation C of the 1933 Act Regulations (each, a "Significant Subsidiary"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of busi-ness, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and all such shares owned by the Company, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or security (except for any lien or encumbrance permitted pursuant to Article VI of the Revolving Credit Agreement, dated as of June 8, 1994, among the Company and Bank of America National Trust and Savings Association, as agent for the financial institutions party thereto, Articles X and XII of the Senior Indenture,

                                                 Exhibit 1(a)
                                                 ------------
                                                  ( 5 of 38)

Article X of the Subordinated Indenture and Article XIII of the
Indenture, dated as of October 15, 1989, between the Company and Bankers Trust Company, as trustee).

       (iii) Registration Statement and Prospectus. At the time the Registration Statement became effective, the Regis-tration Statement complied, and as of the applicable Repre-sentation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regula-tions and the 1939 Act and the rules and regulations of the Commission promulgated thereunder. The Registration State-ment, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective and any Annual Report on Form 10-K is filed by the Company with the Commission and as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof, does not, and as of the applicable Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to state-ments in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing jointly by the Agents expressly for use in the Registration Statement or the Prospectus or to that part of the Registration Statement which constitute the Statements of Eligibility of the Trustees on Form T-1.

        (iv) Incorporated Documents. The documents incorpo-rated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements there-in, in light of the circumstances under which they were or are made, not misleading.

         (v) Accountants. The accountants who certified the financial statements included or incorporated by reference

                                                 Exhibit 1(a)
                                                 ------------
                                                  ( 6 of 38)

    in the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

        (vi) Financial Statements. The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

       (vii) Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidi-aries considered as one enterprise, whether or not arising in the ordinary course of business.

       (viii) No Defaults. Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties is bound, except where such viola-tion or default would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries con-sidered as one enterprise; and the execution and delivery of this Agreement and the Indentures and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and do not conflict with or constitute a breach of, or default under, or result in the creation or imposition or violation of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the charter or by-laws of the Company, (B) any law, administra-tive regulation or administrative or court order or decree applicable to the Company, or (C) any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any such subsidiary is a party or by which it or any of them is bound or to which any of the property or assets of the Company or any such subsidiary is subject where, in the case of clause (c), such conflict, breach or default, or lien, charge or encumbrance, would

                                                 Exhibit 1(a)
                                                 ------------
                                                  ( 7 of 38)

    have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

        (ix) Legal Proceedings; Contracts. Except as included or incorporated by reference in the Prospectus, there is no action, suit or proceeding before or by any court or govern-mental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, or might materi-ally and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Indentures; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference as exhibits thereto.

         (x)  No Authorization, Approval or Consent Required.
    No authorization, approval, consent, order or decree of any court or governmental authority or agency is necessary in connection with the sale by the Company of the Notes, except those which have been previously obtained.

        (xi) Regulatory Certificates, Authorities and Permits. The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorities or permits would not have a material adverse effect on the condition, financial or otherwise, or the earnings or busi-ness affairs of the Company and its subsidiaries considered as one enterprise; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, finan-cial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enter-prise.




                                                 Exhibit 1(a)
                                                 ------------
                                                  ( 8 of 38)

       (xii) Authorization and Validity of Indentures. Each of the Indentures has been duly and validly authorized, exe-cuted and delivered by the Company and (assuming each of the Indentures has been duly authorized, executed and delivered by the applicable Trustee) constitutes a valid and binding agreement of the Company, enforceable against it in accor-dance with its terms, except in each case that enforcement thereof may be limited by bankruptcy, insolvency, reorgani-zation, moratorium or other laws affecting creditors' rights generally and by general principles of equity, and except further as enforcement thereof may be limited by (A) re-quirements that a claim with respect to any Note denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) any statute, law, judgment, decree, order, regulation or rule of any court or governmental authority that limits, delays, or prohibits the making of payments in a foreign currency or currency unit or payments outside the United States.

       (xiii) Authorization and Validity of the Notes. The Notes have been duly authorized for issuance and sale pur-suant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the applicable Indenture against payment of the considera-tion therefor specified pursuant to this Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Note denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) any statute, law, judgment, decree, order, regulation or rule of any court or governmental authority that limits, delays or prohibits the making of payments in a foreign currency or currency unit or payments outside the United States; the Notes will be substantially in the forms heretofore delivered to the Agents, and the Notes and the applicable Indenture conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits provided by the applicable Indenture.



                                                 Exhibit 1(a)
                                                 ------------
                                                  ( 9 of 38)

      (xiv) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

       (xv) Doing Business with Cuba. The Company has com-plied, and as of each Representation Date will comply, with all of the provisions of Section 517.075 of the Florida Statutes, and all rules and regulations promulgated there-under, relating to issuers doing business in Cuba.

    (b) Additional Certification. Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes shall be deemed a representation and warranty by the Company to the Agents or the applicable Agent or Agents, as the case may be, as to the matters covered thereby as of the date of such certificate and, except as otherwise may be provided in such certificate, at each Representation Date subsequent thereto.


SECTION 2.  Solicitations as Agent; Purchases as Principal.

    (a) Solicitations as Agent. On the basis of the represen-tations and warranties contained herein, and subject to the terms and conditions set forth herein, each of the Agents agrees, as an agent of the Company, to use its best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. The Agents are not authorized to appoint sub-agents in connection with such solicitations.

    The Company reserves the right, in it sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases on behalf of the Company until such time as the Company has advised the Agents that such solicitation may be resumed. The Agents acknowledge that the Company reserves the right to sell Notes directly to investors on it own behalf and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable to any Agent with respect to such sale.

    The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Senior Note or Subordinated Note, as the case may be, sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto.
Commissions with respect to Notes sold through an Agent having maturities in excess of 30 years shall be agreed upon by the

                                                 Exhibit 1(a)
                                                 ------------
                                                  (10 of 38)

Company and such Agent at the time of the related sale.  All
Notes through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the applicable Agent.

    As agent, each Agent is authorized to solicit offers to purchase the Notes. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by such Agent as agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes received by such Agent which it does not deem reasonable, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part.

    (b) Purchases as Principal. Each sale of Notes to one or more Agents as principal shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent or Agents. Each such separate agreement (which may be an oral agreement between the applicable Agent or Agents and the Company confirmed in writing, which may be by facsimile transmission) is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement. Each such Terms Agree-ment, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. Each Agent's commitment to purchase Notes pursuant to any applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company contained herein and shall be subject to the terms and conditions set forth herein. Each Terms Agreement shall specify the princi-pal amount of Notes to be purchased by the applicable Agent or Agents pursuant thereto, the price to be paid to the Company for such Notes (which, if not as specified in such Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes, any provisions relating to a default by one or more applicable Agents and such other provi-sions (including further terms of the Notes) as may be mutually agreed upon. The applicable Agent or Agents may utilize a selling or dealer group in connection with the resale of the Notes purchased as principal. The applicable Terms Agreement shall also specify the requirements for the officers' certifi-cates, opinions of counsel, comfort letter and stand-off agreement pursuant to Sections 6(a), 6(b), 6(c) and 3(j) hereof.


                                                 Exhibit 1(a)
                                                 ------------
                                                  (11 of 38)

    (c) Administrative Procedures. The purchase price, interest rate or formula, stated maturity date and other terms of the Notes shall be agreed upon by the Company and the applicable Agent or Agents at the time of pricing such Notes. Except as may be otherwise agreed, the Notes will be issued in denominations of U.S. $1,000 or integral multiples thereof. Administrative proce-dures with respect to the sale of the Notes shall be agreed upon from time to time by the Company, the Agents and the Trustees (the "Administrative Procedures"). The Company and the Agents agree, and the Company agrees to cause each of the Trustees to agree, to perform the respective duties and obligations specifi-cally provided to be performed by them herein and in the Administrative Procedures, as applicable.

SECTION 3.  Covenants of the Company.

    The Company covenants with each Agent as follows:

    (a) Notice of the Certain Events. The Company will notify each Agent immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspend-ing the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

    (b) Notice of Certain Proposed Filings. The Company will give each Agent notice of its intention to file or prepare any additional registration statement with respect to the registra-tion of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than a Pricing Supplement (as hereafter defined) relating solely to the establishment of the specific terms of Notes sold through or to another Agent), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish each Agent with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file or use any such amendment, supplement or other document to which the Agents shall reasonably object.


                                                 Exhibit 1(a)
                                                 ------------
                                                  (12 of 38)

    (c) Copies of the Registration Statement and the Prospectus. The Company will deliver to each Agent one signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as such Agent may reasonably request. The Company will furnish to each Agent as many copies of the Prospectus (as amended or supple-mented) as such Agent shall reasonably request so long as such Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

    (d) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (k) of this Section 3, if any event shall occur or condition exist as result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then, after receipt by he Company of any such opinion, immediate notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Notes in the capacity as agent and to cease sales of any Notes the Agents may then own as principal, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or other-wise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and the Prospectus comply with such requirements.

    (e) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (k) of this Section 3, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to each Agent, confirmed in writing, and promptly after such release shall cause the Prospectus to be amended or supplemented to include or incorporate by reference capsule financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall


                                                 Exhibit 1(a)
                                                 ------------
                                                  (13 of 38)

be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

    (f) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (k) of this Section 3, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of docu-ments pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial state-ments and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other informa-tion as shall be required by the 1933 Act or the 1933 Act Regulations.

    (g) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

    (h) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may desig-nate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as provided above. The Company will promptly advise the Agents of the receipt by the Company of any notifi-cation with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initia-ting or the threatening of any proceeding for such purpose.

    (i) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act on or before the time such documents are required to be filed.

                                                 Exhibit 1(a)
                                                 ------------
                                                  (14 of 38)

    (j) Stand-Off Agreement. If required pursuant to the terms of a Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior written consent of the applicable Agent or Agents, as the case may be, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such Terms Agreement, commercial paper in the ordinary course of business and borrowings under the Company's revolving credit facilities).

    (k) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (d),
(e) or (f) of this Section 3 during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes purchased as principal, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a Terms Agreement with one or more of the Agents.

    (l) Preparation of Pricing Supplements. The Company shall prepare, with respect to any Notes sold through or to an Agent pursuant to this Agreement, a supplement to the Prospectus (each, a "Pricing Supplement"), in a form previously approved by the Agents, and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.


SECTION 4.  Payment of Expenses.

    Except as may otherwise be provided in a Terms Agreement, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

         (a)  The preparation and filing of the Registration
    Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

         (b) The preparation, filing and reproduction of this Agreement;

         (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the issuance of Notes in book-entry form;



                                                 Exhibit 1(a)
                                                 ------------
                                                  (15 of 38)

         (d) The fees and disbursements of the Company's accountants and counsel, of the Trustees and their counsel, and of any calculation agent or exchange rate agent;

         (e) The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

         (f) The qualification of the Notes under securities laws in accordance with the provisions of Section 3(h), including the reasonable fees and disbursements of counsel to the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey up to a maximum of $10,000 in the aggregate and filing fees;

         (g) The printing and delivery to each Agent in quanti-ties as hereinabove stated of copies of the Registration Statement and any amendment thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by an Agent of the Prospectus and any amendments or supple-ments thereto in connection with solicitations or confirma-tions of sales of Notes;

         (h) The preparation, reproduction and delivery to each Agent of copies of the Indentures;

         (i) Any fees charged by rating agencies for the rating of the Notes;

         (j) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

         (k) Any advertising and other out-of-pocket expenses of an Agent incurred with the approval of the Company; and

         (l) The cost of providing any CUSIP or other identification numbers for the Notes.


SECTION 5.    Conditions of Obligations.

    The obligations of each Agent to solicit offers to purchase the Notes as agent of the Company, the obligations of any pur-chaser of the Notes sold through each Agent as agent and the obligation of an Agent to purchase Notes as principal will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officer made in any

                                                 Exhibit 1(a)
                                                 ------------
                                                  (16 of 38)

certificate furnished pursuant to the provisions hereof, to the performance and observance in all material respects by the Company of all covenants and agreements herein contained and to the following additional conditions precedent:

    (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance reasonably satisfactory to the
Agents:

         (1)  Opinion of Company Counsel.  The opinion of
    Kramer, Levin, Nessen, Kamin & Frankel, counsel to the
    Company, to the effect that:

              (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

             (ii)  The Company has the corporate power and
         authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

            (iii) This Agreement (and, if the opinion is being given pursuant to Section 6(b) hereof on account of the Company having entered into a Terms Agreement, the applicable Terms Agreement) has been duly authorized, executed and delivered by the Company.

             (iv) Each of the Indentures has been duly and validly authorized, executed and delivered by the Company and (assuming each of the Indentures has been duly authorized, executed and delivered by the applicable Trustee thereunder) constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except in each case that (A) enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by general principles of equity and (B) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and except further as enforcement thereof may be limited by
         (Y) requirements that a claim with respect to any Note denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (Z) any statute, law, judgment,

                                                 Exhibit 1(a)
                                                 ------------
                                                  (17 of 38)

         decree, order, regulation or rule of any court or governmental authority that limits, delays or prohibits the making of payments in a foreign currency or currency unit or payments outside the United States.

              (v) The Notes, in the forms certified by the Company to be true and correct copies, are in the forms prescribed in or pursuant to the applicable Indenture, have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in or pursuant to the applicable Indenture and delivered against payment of the consideration therefor determined in accordance with this Agreement and any applicable Terms Agreement, will be valid and binding obligations of the Company, enforceable against it in accordance with their terms, except in each case that (A) enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by general principles of equity and (B) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and except further as enforcement thereof may be limited by
         (Y) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (Z) any statute, law, judgment, decree, order, regulation or rule of any court or governmental authority that limits, delays or prohibits the making of payments in a foreign currency or cur-rency unit or payments outside the United States, and each holder of Notes will be entitled to the benefits of the applicable Indenture.

              (vi) The statements in the Prospectus under the captions "Description of Medium-Term Notes", "The Securities", "Description of Senior Securities", "Description of Subordinated Securities" and "Federal Income Tax Consequences", insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions in all material respects.

              (vii) Each of the Indentures is qualified under the 1939 Act.


                                                 Exhibit 1(a)
                                                 ------------
                                                  (18 of 38)

             (viii) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

              (ix)  At the time the Registration Statement
         became effective, the Registration Statement (other than the financial statements and notes thereto and related schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom and the Statements of Eligibility of the Trustees on Form T-1) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the regulations promulgated under each of those Acts.

              (x) No authorization, approval, consent, order or decree of any United States or Delaware court or governmental authority or agency is necessary in con-nection with the sale of the Notes, except such as may be required under the 1933 Act, the 1939 Act, the regulations promulgated under each of those Acts or state securities or Blue Sky laws.

             (xi) Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus (other than the financial statements and notes thereto and related schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom) complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder.

            (xii) The execution and delivery of this Agreement, any applicable Terms Agreement and the Indentures and the consummation of the transactions contemplated herein and therein do not conflict with or result in any violation of the provisions of the charter or by-laws of the Company.

         (2)  Opinion of John R. Worthington, Esq., Senior Vice
    President and General Counsel.  The opinion of John R.
    Worthington, Esq., Senior Vice President and General Counsel of the Company, to the effect that:

              (i) To the best of such counsel's knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each

                                                 Exhibit 1(a)
                                                 ------------
                                                  (19 of 38)

         jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise.

             (ii) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and, to the best of such counsel's knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidi-aries considered as one enterprise; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and all of such capital stock owned by the Company, directly or through subsidiaries, is owned free and clear of any mortgage, pledge, lien, encumbrance, claim or equity (except for any lien or encumbrance permitted pursuant to
         Article VI of the Revolving Credit Agreement, dated as of June 8, 1994, among the Company and Bank of America National Trust and Savings Association, as agent for the financial institutions party thereto, Articles X and XII of the Senior Indenture, Article X of the Subordinated Indenture and Article XIII of the Indenture, dated as of October 15, 1989, between the Company and Bankers Trust Company, as trustee).

              (iii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their property is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, in the aggregate, not material to the Company and its subsidiaries considered as one enterprise.






                                                 Exhibit 1(a)
                                                 ------------
                                                  (20 of 38)

              (iv) To the best of such counsel' knowledge, there are no contracts, indentures, mortgages, loan agree-ments, notes, leases or other instruments or documents required to be described or referred to in the Regis-tration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference which would have a material adverse effect on the Company and its subsidiaries considered as one enterprise.

              (v) To the best of such counsel's knowledge, the execution and delivery of this Agreement, any applicable Terms Agreement and the Indentures and the consummation of the transactions contemplated herein and therein do not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of it subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company or any of its subsidiaries is a party or by which it or any of them is bound or to which any of the material property or assets of the Company or any of its subsidiaries is subject, or any United States or Delaware law, administrative regulation or administrative or court order or decree known to such counsel to be applicable to the Company of any United States or Delaware court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company.

         (3) Opinion of Counsel to the Company Relating to the Communications Act. The opinion of John R. Worthington, Esq., Senior Vice President and General Counsel of the Company, or other counsel to the Company satisfactory to the Agents, relating to the Communications Act of 1934, as amended (the "Communications Act") (as to which matters the opinions required pursuant to subsection (a)(1) (and (a)(2), if John R. Worthington, Esq., is not rendering the opinions required by this subsection (a)(3)) of this Section 5 shall not cover), to the effect that:


                                                 Exhibit 1(a)
                                                 ------------
                                                  (21 of 38)

              (i) Nothing in the Communications Act prevents, impairs, limits or otherwise adversely affects (A) the due and valid authorization, execution and delivery of the Notes or the Indentures, (B) the valid and binding nature or enforceability of any of the provisions of the Notes or the Indentures or (C) any holder of Notes from being entitled to the benefits of the applicable Indenture.

              (ii) To the best of such counsel's knowledge, under the Communications Act there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their property is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, in the aggregate, not material to the Company and its subsidiaries considered as one enterprise.

              (iii) Insofar as such relates to the Communica-tions Act, no authorization, approval, consent, order or decree of any court or governmental authority or agency is necessary in connection with the sale of the Notes; and, to the best of such counsel's knowledge, the execution and delivery of this Agreement, any applicable Terms Agreement and the Indentures and the consummation of the transactions contemplated herein and therein do not conflict with, violate or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to, the Communications Act or any administrative regulations thereunder.


         (4) Opinion of Counsel to the Agents. The opinion of Brown & Wood, counsel to the Agents, covering the matters referred to in subsection (a)(1) of this Section 5 under the subheadings (i) and (iii) to (ix), inclusive.

         (5) Rule 10b-5 Opinion. In giving their opinions required by subsection (a)(1), (a)(2), (a)(3) and (a)(4) of this Section 5, Kramer, Levin, Nessen, Kamin & Frankel, John
    R. Worthington, Esq., counsel rendering the opinions required by subsection (a)(3) (as to any matters under the Communications Act) and Brown & Wood shall each additionally state that nothing has come to their attention that has

                                                 Exhibit 1(a)
                                                 ------------
                                                  (22 of 38)

    caused them to believe that the Registration Statement (other than the financial statements and notes thereto and related schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom and the Statements of Eligibility of the Trustees on Form T-1, as to which counsel need not comment), at the time it became effective or (if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement) at the time such amendment became effective or at the time of the most recent such filing, or at the date of this Agreement or any applicable Terms Agreement, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and notes thereto and related schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which counsel need not comment), as amended or supplemented at the date hereof or at the date of any applicable Terms Agreement and at the Settlement Date with respect thereto, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b) Officers' Certificates. At the date hereof and at each Settlement Date with respect to any applicable Terms Agreement, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of such Terms Agreement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered a one enterprise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and on the date hereof the Agents shall have received a (1) certificate of the President and the Chief Financial Officer of the Company, dated the date hereof, to the effect that (i) there has been no such material adverse change, (ii) the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has in all material respects complied with all agreements and satisfied all condi-tions on its part to be performed or satisfied at or prior to the date of such certificate and (iv) to such officers' knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose

                                                 Exhibit 1(a)
                                                 ------------
                                                  (23 of 38)

have been initiated or threatened by the Commission and (2) a certificate of the Chief Financial Officer or the Controller of the Company, dated the date hereof, to the effect that there was no material decrease, on a consolidated basis, in the net assets of the Company at a specified date not more than five days prior to the date of such certificate, as compared with the amounts shown on the most recent consolidated balance sheet of the Company incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such certificate, there were no material decreases, as compared with the corresponding period in the preceding year, on a consolidated basis, in the revenue or net income of the Company, except in each such case as set forth in or contemplated by the Registration Statement and the Prospectus and except for such exceptions enumerated in such certificate as shall have been agreed to by the Agents and the Company.

    (c) Comfort Letter. On the date hereof, the Agents shall have received a letter from Price Waterhouse, dated the date hereof and in form and substance reasonably satisfactory to the Agents, to the effect that:

          (i) They are independent accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

         (ii) In their opinion, the consolidated financial statements of the Company audited by them and incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

         (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim unaudited consolidated financial infor-mation of the Company, a reading of the minute books of the Company since the end of the most recent year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company responsi-ble for financial and accounting matters with respect to the unaudited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus and the latest available interim unaudited consolidated financial information of the Company, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing

                                                 Exhibit 1(a)
                                                 ------------
                                                  (24 of 38)

    came to their attention that caused them to believe that:
    (A) the unaudited consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting require-ments of the 1934 Act and the 1934 Act Regulations or that any material modifications should be made to such unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles,
    (B) at the date of the latest available interim unaudited consolidated financial information, there was any change in the consolidated capital stock or any increase in consolidated long-term debt of the Company or any decrease in the consolidated net assets of the Company, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of such balance sheet to the date of the latest available interim unaudited consoli-dated financial information, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net income of the Company, except in each such case as set forth in or contemplated by the Registration Statement and the Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company or (C) at a speci-fied date not more than five days prior to the date of such letter, there was any decrease of 5% or more in the consolidated capital stock or any increase of 5% or more in the consolidated debt of the Company consisting of commercial paper, bank borrowings or publicly registered debt, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company, except in each such case as set forth in or contemplated by the Registration Statement and the Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company.

         (iv)  The letter shall also state that they have:

              (a) Compared the dollar amounts set forth under the columns under the captions "Capitalization" and "Selected Consolidated Financial Data" to the appropriate consolidated statements of operations included in the Company's Annual Reports to Stock-holders and the quarterly reports on Form 10-Q, or to accounts in the Company's accounting records subject to its system of internal accounting controls and to schedules prepared by the Company therefrom, as appropriate;




                                                 Exhibit 1(a)
                                                 ------------
                                                  (25 of 38)

              (b) Compared the dollar amounts set forth under the caption "Recent Developments", if any, to the appropriate unaudited consolidated statements of operations of the Company; and

              (c)  Compared the ratios set forth under the
              caption "Ratio of Earnings to Fixed Charges" and the dollar amounts set forth under the columns in the exhibit "Computation of Ratio of Earnings to Fixed Charges" to the appropriate consolidated statements of operations and disclosures included in the Company's Annual Reports to Stockholders and the quarterly reports on Form 10-Q, or to accounts in the Company's accounting records and to schedules prepared by the Company therefrom, as appropriate, and computed the ratios set forth in the same exhibit.

         (v) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clauses (iii) and (iv) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial informa-tion to be in agreement with the relevant accounting, finan-cial and other records of the Company and its subsidiaries identified in such letter.


     (d) Other Documents. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such docu-ments and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Agents and to counsel to the Agents.






                                                 Exhibit 1(a)
                                                 ------------
                                                  (26 of 38)

    If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agree-ment or any applicable Terms Agreement may be terminated by the Agents or the applicable Agent or Agents, as the case may be, by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(g) hereof, the provisions of
Section 4 hereof, the indemnity and contribution agreement set forth in Sections 7 and 8 hereof, and the provisions of Sections 9, 12 and 13 hereof shall remain in effect.


SECTION 6.  Subsequent Documentation Requirements of the Company.

    The Company covenants and agrees that:

    (a) Subsequent Delivery of Certificates. (1) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by any Pricing Supplement relating solely to the establishment of the specific terms of any Notes, or, unless the Agents shall otherwise specify, by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any proxy statement or any Current Report on Form 8-K relating exclusively to the issuance of debt securities other than the Notes, unless the Agents shall otherwise specify), (iii) if required pursuant to the terms of a Term Agreement, the Company sells Notes to one or more of the Agents pursuant to a Terms Agreement or (iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to each Agent or, in the event of a sale of Notes pursuant to the terms of a Terms Agreement, only to each applicable Agent, forthwith a certificate, dated the date of effectiveness of such amendment or the date of such supplement, the date of filing such document with the Commission, or the date of such sale, as the case may be, in form reasonably satisfactory to such Agent or Agents to the effect that the statements contained in the certificate referred to in Section 5(b)(1) hereof which were last furnished to such Agent or Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same


                                                 Exhibit 1(a)
                                                 ------------
                                                  (27 of 38)

tenor as the certificate referred to in said Section 5 (b)(1), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

    (2) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, (ii) there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information, (iii) if required pursuant to the terms of a Terms Agreement, the Company sells Notes to one or more of the Agents pursuant to a Terms Agreement or (iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished each Agent or, in the event of a sale of Notes pursuant to the terms of a Terms Agreement, only to each applicable Agent, a certificate, dated the date of effectiveness of such amendment or the date of such supplement, the date of filing such document with the Commission, or the date of such sale, as the case may be, in form satisfactory to such Agent or Agents, of the same tenor as the certificate referred to in
Section 5(b)(2) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

    (b)  Subsequent Delivery of Legal Opinions.  Each time that
(i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by any Pricing Supplement relating solely to the establishment of the specific terms of any Notes, by an amendment or supplement providing solely for the inclusion of additional financial information, or, unless the Agents shall otherwise specify, by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any proxy statement or any Current Report on Form 8-K or Quarterly Report on Form 10-Q, unless the Agents shall otherwise specify),
(iii) if required pursuant to the terms of a Terms Agreement, the Company sells Notes to one or more Agents pursuant to a Terms Agreement or (iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to each Agent or, in the event of a sale of Notes pursuant to the terms of a Terms Agreement, only to each applicable Agent, and to counsel to such Agent or Agents, a letter from each counsel last furnishing the opinion referred to in Section 5(a) hereof, dated the date of effectiveness of such amendment or the date of such supplement,


                                                 Exhibit 1(a)
                                                 ------------
                                                  (28 of 38)

the date of filing such document with the Commission, or the date of such sale, as the case may be, to the effect that such Agent or Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance) or, in lieu of such letter, each such counsel, or other counsel chosen by the Company and reasonably satisfactory to such Agent or Agents, shall furnish an opinion, dated the date of effectiveness of such amendment or the date of such supplement, the date of filing such document with the Commission, or the date of such sale, as the case may be, in form reasonably satisfactory to such Agent or Agents, of the same tenor as the opinion referred to in Section 5(a) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

    (c) Subsequent Delivery of Comfort Letters.  Each time that
(i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, (ii) there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information or (iii) if required pursuant to the terms of a Terms Agreement, the Company sells Notes to one or more of the Agents pursuant to a Terms Agreement, the Company shall cause Price Waterhouse, or any successor entity, or another nationally recognized independent public accounting firm chosen by the Company and reasonably satisfactory to the Agents, forthwith to furnish each Agent or, in the event of a sale of Notes pursuant to the terms of a Terms Agreement, only to each applicable Agent, a letter, dated the date of effectiveness of such amendment or the date of such supplement, the date of filing such document with the Commission, or the date of such sale, as the case may be, in form satisfactory to such Agent or Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Price Waterhouse, or its successor entity, or such other nationally recognized independent public accounting firm, as the case may be, may limit the scope of such letter to the unaudited financial statements included in

                                                 Exhibit 1(a)
                                                 ------------
                                                  (29 of 38)


such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of such Agent or Agents and as agreed to by the Company, which agreement shall not be unreasonably withheld, such letter should cover such other information.


SECTION 7. Indemnification.

    (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each of the Agents and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amend-ment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or neces-sary to make the statements therein not misleading or aris-ing out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amend-ment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circum-stances under which they were made, not misleading;

        (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

       (iii) against any and all expense whatsoever (including, subject to Section 7(c) hereof, the reasonable fees and disbursements of counsel chosen by the Agents), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
    (ii) above;

                                                 Exhibit 1(a)
                                                 ------------
                                                  (30 of 38)


provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company jointly by the Agents expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supple-ment thereto), or made in reliance upon the Statements of Eligibility of the Trustees filed on Form T-1 as exhibits to the Registration Statement; and provided further that if it shall ultimately be determined that one or more of the Agents is not entitled to be indemnified by the Company, such Agent or Agent shall repay to the Company any sums paid to such Agent or Agents by the Company pursuant to this Section.

    (b) Indemnification of Company. Each of the Agents sever-ally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omis-sions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospec-tus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company jointly by the Agents expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto); provided, however, that if it shall ultimately be determined that the Company is not entitled to be indemnified by the Agents, the Company shall repay to the Agents any sums paid to the Company by the Agents pursuant to this Section 7.

    (c) General. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liabil-ity which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                                                 Exhibit 1(a)
                                                 ------------
                                                  (31 of 38)

SECTION 8.  Contribution.

    In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggre-gate losses, liabilities, claims, damages and expenses the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportions that each Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent bear to the total sales price received by the Company from the sale of the relevant Notes through or to such Agent, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudu-lent misrepresentation. For purposes of this Section 8, each person, if any, who controls any Agent within the meaning of
Section 15 of the 1933 Act shall have the same rights to contri-bution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.


SECTION 9.    Representations, Warranties and Agreements to
              Survive Delivery.

    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of each Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.


SECTION 10.  Termination.

    (a) Termination of this Agreement. This Agreement (exclud-ing any Terms Agreement) may be terminated for any reason, at any time by either the Company or any Agent upon the giving of 30 days' written notice of such termination to the other party hereto; provided, however, that the termination of this Agreement by one Agent shall terminate this Agreement only between such Agent and the Company.


                                                 Exhibit 1(a)
                                                 ------------
                                                  (32 of 38)


    (b) Termination of Terms Agreement. Unless otherwise provided in a Terms Agreement, the applicable Agent or Agents may terminate any Terms Agreement, immediately upon notice to the Company, at any time at or prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which shall be such as to make it, in the reasonable judgment of such Agent or Agents, imprac-ticable to market the Notes or enforce contracts for the sale of the Note, or (iii) if trading in any securities of the Company shall have been suspended by the Commission or a national securi-ties exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or if a banking moratorium shall have been declared by the relevant authorities in the country issuing any foreign currency in which the Notes to be sold pursuant to such Terms Agreement are denominated or payable, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of such Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, or (v) if there shall have come to any applicable Agent's attention any facts that would cause such Agent reasonably to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.







                                                 Exhibit 1(a)
                                                 ------------
                                                  (33 of 38)

    (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) each Agent shall be entitled to any commissions earned in accordance with the third paragraph of Section 2(a) hereof,
(ii) if at the time of termination (a) each Agent shall own any Notes purchased as principal or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in
Section 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 3(g) hereof, the provisions of
Section 4 hereof, the indemnity and contribution agreement set forth in Sections 7 and 8 hereof, and the provision of Sections 9, 12 and 13 hereof shall remain in effect.


SECTION 11.  Notices.

    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, New York, New York 10281, attention of MTN Product Management, Citicorp Securities, Inc., 399 Park Avenue, New York, New York 10043, attention of _______________, Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, attention of Credit Department, Lehman Brothers, Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285, attention of ___________________ and Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048, attention of Medium-Term Note Group, respectively; notices to the Company shall be directed to it at 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006, attention of General Counsel.


SECTION 12.  Parties.

    This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their

                                                 Exhibit 1(a)
                                                 ------------
                                                  (34 of 38)


respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.


SECTION 13.  Governing Law; Jurisdiction.

    This Agreement and the rights and obligations of the parties created hereby shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State. Any suit, action or proceeding brought by the Company against an Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

































                                                 Exhibit 1(a)
                                                 ------------
                                                  (35 of 38)

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counter-part hereof, whereupon this instrument along with all counter-parts will become a binding agreement between the Agents and the Company in accordance with its terms.

                                  Very truly yours,

                                  MCI COMMUNICATIONS CORPORATION


                                  By:___________________________
                                     Title:


CONFIRMED AND ACCEPTED, as of
  the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED

By:
   Title:


CITICORP SECURITIES, INC.

By:
   Title:



      (GOLDMAN, SACHS & CO.)


LEHMAN BROTHERS INC.

By:
   Title:


SALOMON BROTHERS INC

By:
   Title:






                                                 Exhibit 1(a)
                                                 ------------
                                                  (36 of 38)

                                SCHEDULE A


    The Company agrees to pay each Agent a commission, in the form of discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent, as set forth below:

                                             PERCENT OF
MATURITY RANGES                           PRINCIPAL AMOUNT

                                           Senior   Subordinated

From 9 months but less than 1 year.....     .125%     .150%

From 1 year but less than 18 months....     .150      .175

From 18 months but less than 2 years...     .200      .225

From 2 years but less than 3 years.....     .250      .300

From 3 years but less than 4 years.....     .350      .400

From 4 years but less than 5 years.....     .450      .500

From 5 years but less than 6 years.....     .500      .550

From 6 years but less than 7 years.....     .550      .625

From 7 years but less than 10 years....     .600      .675

From 10 years but less than 15 years...     .625      .700

From 15 years but less than 20 years...     .700      .775

From 20 years to and including 30 years     .750      .825













                                                 Exhibit 1(a)
                                                 ------------
                                                  (37 of 38)


                                                     EXHIBIT A


The following terms, if applicable, shall be agreed to by one or more of the Agents and the Company pursuant to the applicable
Terms Agreement:

        Senior/Subordinated Status:
        Principal Amount: $
         (or principal amount of foreign currency or currency unit)

        Interest Rate:
           If Fixed Rate Note, Interest Rate:

           If Floating Rate Note:

              Interest Rate Basis or Bases:
              Initial Interest Rate:
              Initial Interest Reset Date:
              Interest Rate Reset Period:
              Interest Rate Reset Date(s):
              Spread and/or Spread Multiplier:
              Interest Payment Period:
              Interest Payment Date(s):
              Index Maturity:
              Maximum Interest Rate:
              Minimum Interest Rate:
              Fixed Rate Commencement Date:
              Fixed Interest Rate:
              Calculation Agent:

         If Redeemable:

              Initial Redemption Date:
              Initial Redemption Percentage:
              Annual Redemption Percentage Reduction:

         If Repayable:

              Repayment Date(s):

         If Indexed:

              Specified Currency:
              Indexed Currency:
              Base Rate:
              Other Index or Indices:

                                                 Exhibit 1(a)
                                                 ------------
                                                  (38 of 38)

        Date of Stated Maturity:
        Purchase Price:     %
        Settlement Date and Time:
        Currency of Denomination:
        Denomination (if other than in U.S. dollars):
        Currency of Payment:
        Additional Terms:


Also, agreement as to whether the following will be required:

         Officer's Certificates pursuant to Section 6(a) of the Distribution Agreement.
         Legal Opinions pursuant to Section 6(b) of the Distribution Agreement.
         Comfort Letter pursuant to Section 6(c) of the Distribution Agreement.
         Stand-off Agreement pursuant to Section 3(j) of the Distribution Agreement.

Default provisions: